Exhibit 99.13

GEOBIO ENERGY, INC. SIGNS DEFINITIVE STOCK PURCHASE AGREEMENT WITH
MOODY CONSTRUCTION & SONS, INC.

Atlanta, GA - February 7, 2011 - GeoBio Energy, Inc. (Pink Sheets: GBOE) ("GeoBio" or the “Company”) today announced the signing of a definitive Stock Purchase Agreement to acquire all of the ownership interests of Moody Construction & Sons, Inc., a Meeker, Colorado-based civil construction company.  The proposed acquisition is in addition to the previously announced and pending acquisition of a civil construction company, based in Glenwood Springs, Colorado, which operates in the Piceance Creek Basin.  These two profitable companies together are expected to have over $20 million in combined annual revenue for calendar year 2010.

Moody Construction, Inc. is a civil contractor servicing the oil and natural gas drilling and production industry in the Piceance Creek Basin of Colorado.  Moody has developed strong relationships with major oil and natural gas operators and has over 100 master service agreements in place.  In 2011, Moody will expand its base of operations into both Wyoming and North Dakota, and expects significant additional revenue from these two new areas of work.  In addition, the Glenwood Springs civil construction company is also expected to expand its operations into another state in 2011.  The two companies together do work for virtually all of the operators in the region.

With the recent completion of the Rockies Express West interstate pipeline as well as anticipated drilling increases in 2011 by operators in the Piceance Creek Basin, GeoBio’s completion of the proposed acquisitions would place it in a position to be a major regional oil and natural gas services company.  GeoBio is pursuing additional acquisitions in the energy services sector that, when coupled with the combination of Moody and the Glenwood Springs civil construction company, will provide a solid base for growing the GeoBio oil and natural gas services business.

The demand for oil and natural gas continues to increase in North America and around the world.  New exploration and production is expanding at a rapid pace, especially in the shale areas of the US.  The newly developing Marcellus shale play in Pennsylvania, along with the Wyoming, North Dakota, Texas and Louisiana shale plays, are all planned expansion areas for GeoBio.

John L. Sams, President & CEO of GeoBio, commented, "We at GeoBio are excited about the significant opportunities in the oil and natural gas service markets of North America.  We believe that Moody Construction & Sons, Inc., along with the Glenwood Springs civil contractor, provide a solid platform for long-term growth, expansion and profitability, while providing immediate revenue.  With a proactive strategic sales and marketing plan we intend to take advantage of the synergies between the two companies through cross selling and expanding service capabilities and geographic operations.  We believe this strategy will create significant value for our shareholders.”

The acquisitions should close in the second quarter of 2011 subject to shareholder approval, regulatory clearances, and financing.

For additional information, please visit GeoBio’s web site: http://www.geobioenergyinc.com/

About GeoBio Energy
GeoBio Energy's business model emphasizes the acquisition, development and operation of existing companies in the oil and gas services and energy industry.  As oil well and gas exploration continue in the face of rising demand, effectively preparing and monitoring quality drilling sites as well as obtaining peak efficiency and production from existing, aging wells becomes increasingly important.  GeoBio believes this to be a significant growth opportunity in its strategy to combine and consolidate companies in the oil and natural gas services sector.

The contents of this Press Release may contain forward-looking statements which can be generally identified as such because the context of the statement will include the words such as GBOE "expects," "should," "believes," “intends,” "anticipates" or words of similar import. Such forward-looking statements are subject to certain risks and uncertainties including the financial performance of GBOE, which could cause actual results, performance or achievements of GBOE to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements. This Press Release does not constitute or form any part of any offer or invitation to sell or issue or any solicitation of any offer to purchase or subscribe for any securities in any jurisdiction, nor shall it (or any part of it) or the fact of its distribution form the basis of, or be relied upon in connection with, or act as any inducement to enter into, any contract or commitment therefore. "Forward-looking statements," as defined in the Private Securities Litigation Reform Act of 1995, may be included in this press release. These statements relate to future events and/or our future financial performance. These statements are only predictions and may differ materially from actual future events or results. GBOE disclaims any intention or obligation to revise any forward-looking statements whether as a result of new information, future developments or otherwise. Risks particularly associated with our current business include, but are not limited to the risks associated with our ability to (i) obtain the necessary financing to complete our prospective acquisitions of Moody Construction Inc. and the other Colorado civil construction company and to finance our current operations, (ii) generate sufficient revenue and obtain profitability to remain a viable going concern, (iii) obtain additional financing as needed, (iv) manage changes in general economic and business conditions (both generally and in the natural gas and oil services and the energy industry), (v) react to actions of our competitors, (vi) develop new services and markets for our services, (vii) identify and manage risks in connection with acquisitions (viii) correctly evaluate the level of demand and market acceptance of our services and (ix) make necessary changes to our business strategies.

CONTACT:
GeoBio Energy Corporation
Investor Relations
Joseph J. Malone
786-375-0556
GBOEinfo@smallcap1.com